UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

GCP APPLIED TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following email was distributed to employees of GCP Applied Technologies Inc. on April 14, 2020.

Dear Colleagues,

First and foremost, I want to thank all of you for your hard work and commitment in the face of the challenges caused by the COVID-19 pandemic. Because of your focus and determination, GCP is well-positioned to achieve our objectives as we work together during this unprecedented time.

Today, I want to share a few things related to GCP’s annual meeting of stockholders and our ongoing proxy contest with Starboard Value. As part of this process, employees who own shares of GCP will receive information by mail and email seeking votes. For GCP, our materials will include a BLUE proxy card and information on the steps we have all taken as a company to drive our continued success and create value. Our materials will also include instructions if you need information on how to vote the BLUE proxy card and support your Board. You can read more about these matters and the Board’s recommendations at investor.gcpat.com under the “Proxy Materials and Stockholder Communications” tab.

If you own shares of GCP stock, you may have already received an email or other information asking you to vote on the white proxy card for Starboard’s candidates. OUR BOARD IS RECOMMENDING THAT YOU VOTE FOR THE 10 GCP NOMINEES ON THE BLUE PROXY CARD AND SUPPORT YOUR BOARD’S SLATE. Only the latest-dated vote you cast will count, so if you have already voted on a white proxy card you can change your vote by following instructions received with GCP’s proxy materials to vote a later-dated BLUE proxy card. We recommend shareholders discard any white proxy card received from Starboard.

Despite this situation, I want to reiterate to you all that we will not falter on our commitment to protecting your safety and well-being, continuing to service our customers, and focusing on the health of the business in the face of the ongoing COVID-19 pandemic.

As this situation evolves, we will continue to keep you updated as appropriate. We want to remind you that during this time, as always, it is important that we all speak with one voice. Accordingly, if you receive any calls or inquiries from outside the company, please send them to Joe DeCristofaro at (617) 498-2616 or joseph.decristofaro@gcpat.com.

Once again, I want to thank you for the commitment you have shown to GCP and the support you have provided to our customers and suppliers during this time. I hope you and your families are staying safe and healthy.

Sincerely,

Randy

Additional Information

GCP intends to file a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents as and when filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement (and any amendments and supplements thereto) to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of GCP, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the businesses of GCP. More detailed information about these factors may be found in filings made by GCP with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. GCP is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.